Exhibit 99.1
Footnotes to Form 3

(1) Represents securities held directly by Cypress Investor Holdings, L.P. (“Cypress Investor”). Cypress Investment GP, LLC (“Cypress GP”) is the general partner of Cypress Investor. Advent International, L.P. (f/k/a Advent International Corporation, “Advent”) is the managing member of Cypress GP. Cypress Investor is beneficially owned by Advent International GPE VIII Limited Partnership (“Advent International VIII”), Advent International GPE VIII-A Limited Partnership (“Advent International VIII-A”), Advent International GPE VIII-B-1 Limited Partnership (“Advent International VIII-B-1”), Advent International GPE VIII-B-2 Limited Partnership (“Advent International VIII-B-2”), Advent International GPE VIII-B-3 Limited Partnership (“Advent International VIII-B-3”), Advent International GPE VIII-B Limited Partnership (“Advent International VIII-B”), Advent International GPE VIII-D Limited Partnership (“Advent International VIII-D”), Advent International GPE VIII-E Limited Partnership (“Advent International VIII-E”), Advent International GPE VIII-F Limited Partnership (“Advent International VIII-F”), Advent International GPE VIII-G Limited Partnership (“Advent International VIII-G”), Advent International GPE VIII-H Limited Partnership (“Advent International VIII-H”), Advent International GPE VIII-I Limited Partnership (“Advent International VIII-I”), Advent International GPE VIII-J Limited Partnership (“Advent International VIII-J” and together with Advent International VIII, Advent International VIII-B-1, Advent International VIII-B-2, Advent International VIII-B-3, Advent International VIII-B, Advent International VIII-D, Advent International VIII-F, Advent International VIII-H and Advent International VIII-I, the “Advent Luxembourg Funds”), Advent International GPE VIII-K Limited Partnership (“Advent International VIII-K”), Advent International GPE VIII-L Limited Partnership (“Advent International VIII-L” and together with Advent International VIII-A, Advent International VIII-E, Advent International VIII-G and Advent International VIII-K, the “Advent Cayman Funds”), Advent Partners GPE VIII Limited Partnership (“Advent Partners VIII”), Advent Partners GPE VIII-A Limited Partnership (“Advent Partners VIII-A”), Advent Partners GPE VIII Cayman Limited Partnership (“Advent Partners VIII Cayman”), Advent Partners GPE VIII-A Cayman Limited Partnership (“Advent Partners VIII-A Cayman”) and Advent Partners GPE VIII-B Cayman Limited Partnership (“Advent Partners VIII-B Cayman” and together with Advent Partners VIII, Advent Partners VIII-A, Advent Partners VIII Cayman and Advent Partners VIII-A Cayman, the “Advent Partners Funds”). The Advent Luxembourg Funds, the Advent Cayman Funds and the Advent Partners Funds have ownership interests in Cypress Investor, but none of the Advent Luxembourg Funds, the Advent Cayman Funds or the Advent Partners Funds has voting or dispositive power over any shares.

(2) This filing is being made by the Reporting Person solely as a result of the conversion of Advent International Corporation into Advent International, L.P. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.

(3) Represents securities held directly by Advent International GPE VIII-C Limited Partnership (“Advent International VIII-C”). GPE VIII GP S.a.r.l (“Advent GP Luxembourg”) is the general partner of Advent International VIII-C. Advent International GPE VIII, LLC (“Advent VII Top GP”) is the manager of Advent GP Luxembourg. Advent is the manager of Advent Top GP. The Reporting Person is the general partner of Advent.

(4) Represents securities held directly by GPE VIII CCC Co-Investment (Delaware) Limited Partnership (“GPE VIII CCC Co-Investment”). GPE VIII GP Limited Partnership (“Advent GP Cayman”) is the general partner of GPE VIII CCC Co-Investment. Advent VII Top GP is the general partner of Advent GP Cayman.

(5) Represents securities held by Advent Global Opportunities Master Limited Partnership (“AGO Master Fund”). Advent Global Opportunities GP LP (“AGO GP LP”) is the general partner of AGO Master Fund, and Advent Global Opportunities Management LLC (“AGO Manager”) acts as investment manager to AGO Master Fund. Advent Global Opportunities GP LLC (“AGO GP LLC”) is the general partner of AGO GP LP. Advent is the sole member of both AGO GP LLC and AGO Manager. Investors in the AGO Master Fund invest in one or more of the following feeder funds: Advent Global Opportunities Fund LP, Advent Global Opportunities Limited Partnership, Advent Global Opportunities Fund Ltd. and Advent Global Opportunities Ltd. (collectively, the “AGO Feeder Funds”), which are the limited partners of the AGO Master Fund. The AGO Feeder Funds have ownership interests in the AGO Master Fund, but none of the AGO Feeder Funds owns shares directly and none has voting or dispositive power over the shares held directly by the AGO Master Fund. The various AGO entities referenced in this footnote were previously branded as Sunley House.

(6) Cypress Investor, Advent International VIII-C and GPE VIII CCC Co-Investment have the contingent right to receive an aggregate of 9,919,012 shares of Common Stock (the “Earnout Shares”) at the earlier to occur of (a) the first date on which the last reported closing price of the Issuer's shares has been greater than or equal to $15.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) day trading days within any thirty (30) consecutive trading day period commencing after July 30, 2021 or (b) a change of control of the Issuer, in each case if such event occurs within ten (10) years after July 30, 2021.